Exhibit 99

Investor Contact:	Amy Chamberlain	Media Contact:	Ann Takiguchi Marcos
	Investor Relations Officer		VP & PR/Communications Officer
	(808) 544-0618		(808) 544-0685
	amy.chamberlain@centralpacificbank.com		ann.takiguchi@centralpacificbank.com

NEWS RELEASE

CENTRAL PACIFIC FINANCIAL CORP. REPORTS RECORD QUARTERLY NET INCOME

HONOLULU, October 25, 2005 – Central Pacific Financial Corp. (NYSE: CPF), parent company of Central Pacific Bank, today reported net income for the third quarter of 2005 of $18.0 million, or $0.58 per diluted share, compared to $7.7 million, or $0.41 per diluted share reported in the third quarter of 2004 and $17.9 million or $0.58 per diluted share reported in the second quarter of 2005.  For the first three quarters of the year, CPF had net income of $53.1 million, or $1.75 per diluted share.

Operating earnings, defined as the Company’s net income excluding nonrecurring merger-related expenses, net of tax, for the third quarter of 2005 was $20.1 million, or $0.65 per diluted share, as compared to $10.4 million, or $0.56 per diluted share, recorded in the third quarter of 2004 and $18.2 million, or $0.59 per diluted share, reported in the second quarter of 2005.  For the first three quarters of the year, the Company’s operating earnings totaled $56.4 million, or $1.86 per share.

Third Quarter Highlights

•                  Record quarterly net income of $18.0 million.

•                  Loans and leases increased by $161.5 million, or 5% unannualized, on a sequential quarter basis.

•                  Net interest margin was 4.60%, compared to 4.54% for the same period last year, and 4.65% for the second quarter of 2005.

•                  Efficiency ratio was 48.71%, compared to 62.73% in the year ago quarter, and 46.02% in the second quarter of 2005.

•                  Nonperforming assets to total assets was 0.28%, compared to 0.26% at September 30, 2004, and 0.33% at June 30, 2005.

•                  Completed the acquisition of residential mortgage loan broker Hawaii HomeLoans, Inc., currently known as Central Pacific HomeLoans, Inc. (“CPHL”), on August 17, 2005.

“Central Pacific had another strong quarter with record quarterly net income of $18 million and total assets surpassing $5 billion for the first time in company history,” commented Clint Arnoldus, Chief Executive Officer.  “With the favorable economic environment combined with our growth prospects, we are well-positioned to achieve our goals in 2005 and beyond.”

Financial Highlights

The Company’s merger with CB Bancshares, Inc. (“CBBI”) was accounted for under the purchase accounting method and CBBI’s revenues and expenses are included in the consolidated financials from September 15, 2004, the date of closing.  The financial results for the third quarter of 2004 did not include CBBI’s revenues and expenses prior to September 15, 2004 and, accordingly, the third quarter of 2005 and the third quarter of 2004 may not be reasonably comparable.

Net interest income for the third quarter of 2005 was $49.6 million, up 73.5% over the $28.6 million in the third quarter of last year and 2.2% over the second quarter of 2005.  The year-over-year growth in net interest income was primarily attributable to a 70.0% increase in average interest earning assets (primarily due to the merger with CBBI) and a 6 basis point increase in the net interest margin.  The sequential quarter increase in net interest income was driven by a $116.6 million increase in average interest earning assets, partially offset by a 5 basis point decrease in net interest margin.  The sequential quarter decline in the margin was primarily the result of average loans growing faster than average deposits.  Management expects the net interest margin to remain in the range of 4.55% to 4.65% over the next two quarters.

Provision for loan and lease losses in the third quarter of 2005 was $1.0 million, compared to $533,000 in the third quarter of 2004 and $1.0 million in the second quarter of 2005.  The higher provision from the year ago period is consistent with the post-merger level of net loan charge-offs and nonperforming assets.

Other operating income was $11.5 million for the current quarter, compared to $4.9 million in the third quarter of 2004 and $8.8 million in the second quarter of 2005.  The sequential quarter increase was primarily due to the addition of residential loan sale activity from CPHL and an increase in service charge fee income.

Other operating expense for the third quarter of 2005 was $32.3 million, compared to $22.1 million in the same quarter last year and $28.7 million in the second quarter of 2005.  The third quarters of 2005 and 2004 and the second quarter of 2005 include nonrecurring merger-related expenses of $3.5 million, $4.5 million and $524,000, respectively.  The merger-related expenses in the third quarter of 2005 included: (1) severance accruals for two executives totaling $1.6 million; (2) severance accruals for certain former City Bank employees totaling $784,000; and (3) an additional FDIC deposit insurance assessment of $780,000 related to the former City Bank.  Excluding merger-related expenses, other operating expense increased 2.2% on a sequential quarter basis.

The Company’s third quarter efficiency ratio was 48.71%, compared with 62.73% for the third quarter of 2004, and 46.02% for the second quarter of 2005.  “The improvement in our efficiency ratio from the year ago period is primarily attributable to the revenue and expense synergies from our merger with CBBI,” remarked Arnoldus.

The effective tax rate was 35.05% for the current quarter, compared to 29.62% in the third quarter of 2004 and 35.14% in the second quarter of 2005.

Asset Quality

Net loan recoveries in the third quarter of 2005 amounted to $88,000, compared to net loan charge-offs of $611,000 in the third quarter of 2004 and net loan charge-offs of $967,000 in the second quarter of 2005.

At September 30, 2005, nonperforming assets totaled $14.0 million or 0.28% of total assets, as compared to $12.2 million or 0.26% of total assets at September 30, 2004, and $16.1 million or 0.33% of total assets at June 30, 2005.

The allowance for loan and lease losses as a percentage of total loans and leases was 1.57% at September 30, 2005, as compared to 1.63% at September 30, 2004 and 1.61% at June 30, 2005.

“Our solid asset quality performance is a result of our strong credit culture and the continued strength in the economy,” commented Arnoldus.

Balance Sheet Analysis

Total assets increased to $5.0 billion at September 30, 2005, compared to $4.6 billion at September 30, 2004 and $4.9 billion at June 30, 2005.

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Total loans and leases of $3.4 billion, increased by $304.8 million from September 30, 2004 and increased by $161.5 million from June 30, 2005.  Approximately 77% of the third quarter loan growth was generated from our mainland loan production offices, while the remainder was sourced in Hawaii.

Investment securities of $949.4 million, increased by $93.7 million or 11.0% over September 30, 2004 and decreased by $99.4 million, or 9.5% from June 30, 2005.  The sequential quarter decrease was the result of loans growing faster than deposits.

Quarter-end total deposits were $3.5 billion, increasing by $172.6 million over September 30, 2004 and declining by $35.4 million from June 30, 2005.

Shareholders’ equity of $665.0 million increased from the $559.4 million reported at September 30, 2004 and the $657.5 million reported at June 30, 2005.

Business and Earnings Outlook

Based on current economic and business conditions, management forecasts 2005 operating earnings per share in the range of $2.47 to $2.52.

Conference Call Information

Central Pacific Financial Corp. will conduct a conference call today at 4:00 p.m. Eastern Time (10:00 a.m. Hawaii Time) to discuss its quarterly results.  To participate in the call, please call 1-877-502-9276 or visit the investor relations page of the Company’s website at http://investor.centralpacificbank.com.  A playback of the call will be available by dialing 1-888-203-1112 and entering the passcode 4714684.  Additionally, a replay will be available on the Company’s website.

About Central Pacific Financial Corp.

Central Pacific Financial Corp. is the fourth largest financial institution in Hawaii with $5.0 billion in assets.  Central Pacific Bank, its primary subsidiary, operates 37 branches and more than 90 ATMs throughout Hawaii.  For additional information, please visit our website at http://www.centralpacificbank.com.

**********

Forward-Looking Statements

This document may contain forward-looking statements concerning projections of revenues, income, earnings per share, capital expenditures, dividends, capital structure, or other financial items, concerning plans and objectives of management for future operations, concerning future economic performance, or concerning any of the assumptions underlying or relating to any of the foregoing.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts, and may include the words “believes”, “plans”, “intends”, “expects”, “anticipates” or words of similar meaning.  While we believe that our forward-looking statements and the

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assumptions underlying them are reasonably based, such statements and assumptions, are by their nature subject to risks and uncertainties, and thus could later prove to be inaccurate or incorrect.  Accordingly, actual results could materially differ from projections for a variety of reasons, to include, but not limited to: the impact of local, national, and international economies and events on the company’s business and operations and on tourism, the military, and other major industries operating within the Hawaii market; the impact of legislation affecting the banking industry; the impact of competitive products, services, pricing, and other competitive forces; movements in interest rates; loan delinquency rates; and trading of the company’s stock.  For further information on factors which could cause actual results to materially differ from projections, please see the company’s publicly available Securities and Exchange Commission filings, including the company’s Form 10-K for the last fiscal year.  The company does not update any of its forward-looking statements.

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CENTRAL PACIFIC FINANCIAL CORP.  AND SUBSIDIARIES

Financial Highlights - September 30, 2005

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,		%	September 30,		%
(in thousands, except per share data)	2005	2004	Change	2005	2004	Change

INCOME STATEMENT
Net income	$17,997	$7,684	134.2%	$53,104	$24,262	118.9%
Net income, excluding merger-related expenses	20,116	10,375	93.9%	56,434	27,196	107.5%
Per share data:
Diluted:
Net income	0.58	0.41	41.5%	1.75	1.42	23.2%
Net income - adjusted (1)	0.65	0.56	16.1%	1.86	1.59	17.0%
Cash dividends	0.19	0.16	18.8%	0.54	0.48	12.5%

PERFORMANCE RATIOS
Return on average assets (2)	1.46%	1.10%		1.47%	1.33%
Return on average assets - adjusted (1), (2)	1.63%	1.48%		1.56%	1.49%
Return on average shareholders’ equity (2)	10.79%	12.62%		11.06%	14.98%
Return on average shareholders’ equity - adjusted (1), (2)	12.06%	17.04%		11.75%	16.79%
Net income to average tangible shareholders’ equity (2)	21.34%	16.58%		22.90%	16.47%
Net income to average tangible shareholders’ equity - adjusted (1), (2)	23.85%	22.39%		24.34%	18.47%
Efficiency ratio (3)	48.71%	62.73%		50.01%	56.38%
Efficiency ratio - adjusted (1) (3)	43.00%	49.51%		46.84%	50.85%
Net interest margin (2)	4.60%	4.54%		4.61%	4.46%
Dividend payout ratio	32.20%	38.10%		30.34%	33.33%

	September 30,		%
	2005	2004	Change
BALANCE SHEET
Total assets	$5,041,818	$4,612,463	9.3%
Loans	3,366,620	3,061,867	10.0%
Loans, net	3,313,875	3,011,988	10.0%
Deposits	3,470,797	3,298,220	5.2%
Shareholders’ equity	665,008	559,439	18.9%
Book value per share	21.87	19.96	9.6%
Market value per share	35.18	27.52	27.8%
Tangible equity ratio	6.97%	5.25%

	Three Months Ended			Nine Months Ended
	September 30,		%	September 30,		%
	2005	2004	Change	2005	2004	Change
SELECTED AVERAGE BALANCES
Total assets	$4,933,351	$2,795,823	76.5%	$4,814,843	$2,439,084	97.4%
Interest-earning assets	4,367,604	2,569,862	70.0%	4,236,272	2,258,556	87.6%
Loans, net of unearned interest	3,301,377	1,881,027	75.5%	3,237,027	1,604,790	101.7%
Other real estate	—	1,204	-100.0%	57	770	-92.6%
Deposits	3,468,275	2,089,792	66.0%	3,398,566	1,881,151	80.7%
Interest-bearing liabilities	3,538,449	2,115,136	67.3%	3,460,028	1,832,141	88.9%
Shareholders’ equity	667,087	243,592	173.9%	640,191	215,998	196.4%

	September 30,		%
	2005	2004	Change
NONPERFORMING ASSETS
Nonaccrual loans	$14,044	$11,608	21.0%
Other real estate	—	580	-100.0%
Total nonperforming assets	14,044	12,188	15.2%
Loans delinquent for 90 days or more (still accruing interest)	10,199	607	1580.2%
Restructured loans (still accruing interest)	705	715	-1.4%
Total nonperforming assets, loans delinquent for 90 days or more (still accruing interest) and restructured loans (still accruing interest)	$24,948	$13,510	84.7%

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2005	2004		2005	2004
Loan charge-offs	$1,341	$813	64.9%	$4,751	$1,390	241.8%
Recoveries	1,429	202	607.4%	3,876	339	1043.4%
Net loan charge-offs (recoveries)	$(88)	$611	-114.4%	$875	$1,051	-16.7%
Net loan charge-offs to average loans (2)	-0.01%	0.13%		0.04%	0.09%

	September 30,
	2005	2004
ASSET QUALITY RATIOS
Nonaccrual loans to total loans	0.42%	0.38%
Nonperforming assets to total assets	0.28%	0.26%
Nonperforming assets, loans delinquent for 90 days or more (still accruing interest) and restructured loans (still accruing interest) to total loans & other real estate	0.74%	0.44%
Allowance for loan and lease losses to total loans and leases	1.57%	1.63%
Allowance for loan and lease losses to nonaccrual loans	375.57%	429.70%

(1)                                  Excludes nonrecurring merger-related expenses, net of tax (see Reconciliation of Non-GAAP Financial Measures)

(2)                                  Annualized

(3)                                  Efficiency ratio is derived by dividing other operating expense before amortization of intangible assets by net operating income (net interest income on a fully taxable equivalent basis plus other operating income before securities transactions).

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
(in thousands, except per share data)	2005	2004	2005	2004

Net income (a)	$17,997	$7,684	$53,104	$24,262
Nonrecurring merger-related expenses, net of tax	2,119	2,691	3,330	2,934
Net income, excluding nonrecurring merger-related expenses (b)	$20,116	$10,375	$56,434	$27,196

Basic earnings per share	$0.59	$0.42	$1.78	$1.44
Nonrecurring merger-related expenses, net of tax	0.07	0.15	0.11	0.17
Basic earnings per share, excluding nonrecurring merger-related expenses	$0.66	$0.57	$1.89	$1.61

Diluted earnings per share	$0.58	$0.41	$1.75	$1.42
Nonrecurring merger-related expenses, net of tax	0.07	0.15	0.11	0.17
Diluted earnings per share, excluding nonrecurring merger-related expenses	$0.65	$0.56	$1.86	$1.59

Return on average assets	1.46%	1.10%	1.47%	1.33%
Nonrecurring merger-related expenses, net of tax	0.17	0.38	0.09	0.16
Return on average assets, excluding nonrecurring merger-related expenses	1.63%	1.48%	1.56%	1.49%

Return on average equity	10.79%	12.62%	11.06%	14.98%
Nonrecurring merger-related expenses, net of tax	1.27	4.42	0.69	1.81

Return on average equity, excluding nonrecurring merger-related expenses	12.06%	17.04%	11.75%	16.79%

Net income to average tangible equity:

Average shareholders’ equity	$667,087	$243,592	$640,191	$215,998
Average intangible assets	(329,728)	(58,260)	(331,017)	(19,633)
Total tangible equity (c)	$337,359	$185,332	$309,174	$196,365

Net income to average tangible equity [ (a) annualized / (c) ]	21.34%	16.58%	22.90%	16.47%
Net income, excluding nonrecurring merger-related expenses, to average tangible equity [ (b) annualized / (c) ]	23.85%	22.39%	24.34%	18.47%

Efficiency ratio:

Net interest income on a fully taxable equivalent basis	$50,272	$29,141	$146,521	$75,541
Other operating income before securities transactions	11,497	4,770	28,106	12,776
Total operating revenue (d)	$61,769	$33,911	$174,627	$88,317

Other operating expense before amortization of intangible assets (e)	$30,089	$21,273	$87,339	$49,797
Nonrecurring merger-related expenses	(3,529)	(4,482)	(5,545)	(4,886)
Total other operating expense, excluding nonrecurring merger-related expenses (f)	$26,560	$16,791	$81,794	$44,911

Efficiency ratio [ (e) / (d) ]	48.71%	62.73%	50.01%	56.38%
Efficiency ratio, excluding nonrecurring merger-related expenses [ (f) / (d) ]	43.00%	49.51%	46.84%	50.85%

Effective tax rate:

Net income before taxes (g)	$27,707	$10,918	$79,052	$34,996
Nonrecurring merger-related expenses	3,529	4,482	5,545	4,886
Net income before taxes, excluding nonrecurring merger-related expenses (h)	$31,236	$15,400	$84,597	$39,882

Income taxes (i)	$9,710	$3,234	$25,948	$10,734
Tax impact of nonrecurring merger-related expenses	1,410	1,791	2,215	1,952
Income taxes, excluding tax impact of nonrecurring merger-related expenses (j)	$11,120	$5,025	$28,163	$12,686

Effective tax rate [ (i) / (g) ]	35.05%	29.62%	32.82%	30.67%
Effective tax rate, excluding tax impact of merger-related expenses [ (j) / (h) ]	35.60%	32.63%	33.29%	31.81%

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

CONSOLIDATED BALANCE SHEETS	September 30,	December 31,	September 30,
(in thousands, except per share data)	2005	2004	2004

ASSETS
Cash and due from banks	$111,223	$84,869	$114,645
Interest-bearing deposits in other banks	15,971	52,978	33,672
Federal funds sold	—	25,600	3,160
Investment securities:
Held to maturity, at cost (fair value of $76,515 at September 30, 2005, $101,869 at December 31, 2004, and $104,694 at September 30, 2004)	77,418	101,337	103,520
Available for sale, at fair value	871,942	749,484	752,144
Total investment securities	949,360	850,821	855,664

Loans held for sale	53,970	17,736	11,256
Loans and leases	3,366,620	3,099,830	3,061,867
Less allowance for loan and lease losses	52,745	50,703	49,879
Net loans and leases	3,313,875	3,049,127	3,011,988

Premises and equipment	72,982	77,099	76,786
Accrued interest receivable	20,787	18,298	17,424
Investment in unconsolidated subsidiaries	12,298	11,536	10,935
Due from customers on acceptances	202	547	231
Other real estate	—	580	580
Goodwill	299,488	284,712	283,872
Core deposit premium	37,450	49,188	51,124
Other assets	154,212	128,811	141,126
Total assets	$5,041,818	$4,651,902	$4,612,463

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing deposits	$659,699	$594,401	$579,337
Interest-bearing deposits	2,811,098	2,732,625	2,718,883
Total deposits	3,470,797	3,327,026	3,298,220

Short-term borrowings	114,448	88,900	56,775
Long-tem debt	709,685	587,380	592,673
Bank acceptances outstanding	202	547	231
Minority interest	13,541	12,782	13,082
Other liabilities	68,137	67,405	92,043
Total liabilities	4,376,810	4,084,040	4,053,024

Shareholders’ equity:
Preferred stock, no par value, authorized 1,000,000 shares, none issued	—	—	—
Common stock, no par value; authorized 100,000,000 shares; issued and outstanding 30,412,482 shares at September 30, 2005, 28,159,395 shares at December 31, 2004, and 28,028,455 shares at September 30, 2004	427,458	360,550	10,436
Surplus	46,362	45,848	394,605
Retained earnings	204,765	167,801	159,168
Deferred stock awards	(280)	(174)	(152)
Accumulated other comprehensive loss	(13,297)	(6,163)	(4,618)
Total shareholders’ equity	665,008	567,862	559,439

Total liabilities and shareholders’ equity	$5,041,818	$4,651,902	$4,612,463

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three Months Ended		Nine months ended
	September 30,		September 30,
(In thousands, except per share data)	2005	2004	2005	2004

Interest income:
Interest and fees on loans and leases	$56,366	$28,591	$161,338	$71,016
Interest and dividends on investment securities:
Taxable interest	8,980	5,795	24,377	16,422
Tax-exempt interest	1,297	1,068	3,932	3,077
Dividends	93	249	500	657
Interest on deposits in other banks	37	45	242	78
Interest on Federal funds sold and securities purchased under agreements to resell	87	13	166	22

Total interest income	66,860	35,761	190,555	91,272

Interest expense:
Interest on deposits	9,969	3,853	26,491	9,721
Interest on short-term borrowings	319	138	1,159	241
Interest on long-term debt	6,998	3,204	18,501	7,426

Total interest expense	17,286	7,195	46,151	17,388

Net interest income	49,574	28,566	144,404	73,884
Provision for loan and lease losses	1,000	533	2,917	1,133
Net interest income after provision for loan and lease losses	48,574	28,033	141,487	72,751

Other operating income:
Income from fiduciary activities	649	559	1,763	1,690
Service charges on deposit accounts	3,383	1,671	8,281	4,482
Other service charges and fees	3,369	1,498	9,173	4,193
Equity in earnings of unconsolidated subsidiaries	251	—	529	—
Fees on foreign exchange	188	149	594	483
Gains on sales of loans	2,134	296	3,323	410
Investment securities gains (losses)	(23)	174	1,423	174
Other	1,523	597	4,443	1,518

Total other operating income	11,474	4,944	29,529	12,950

Other operating expense:
Salaries and employee benefits	17,594	11,288	48,046	26,859
Net occupancy	2,516	1,292	7,560	3,395
Equipment	1,196	821	3,721	2,020
Amortization of core deposit premium	1,656	645	4,611	645
Communication expense	947	546	3,100	1,433
Professional services	1,600	2,998	5,960	4,488
Computer software expense	553	593	2,221	1,605
Advertising expense	662	728	1,920	1,637
Other	5,617	3,148	14,825	8,623

Total other operating expense	32,341	22,059	91,964	50,705

Income before income taxes	27,707	10,918	79,052	34,996
Income taxes	9,710	3,234	25,948	10,734

Net income	$17,997	$7,684	$53,104	$24,262

Per share data:
Basic earnings per share	$0.59	$0.42	$1.78	$1.44
Diluted earnings per share	0.58	0.41	1.75	1.42
Cash dividends declared	0.19	0.16	0.54	0.48

Basic weighted average shares outstanding (000’s)	30,401	18,195	29,804	16,796
Diluted weighted average shares outstanding (000’s)	30,836	18,528	30,266	17,115